EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR REPORT INCORPORATED BY REFERENCE

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of Kodiak Oil & Gas Corporation of our report dated April 26, 2006 relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 20-F of Kodiak Oil & Gas Corporation for the year ended December 31, 2005.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado